                                                                    EXHIBIT 11.1


                          LATTICE SEMICONDUCTOR CORPORATION

                         COMPUTATION OF NET INCOME PER SHARE
                        (In thousands, except per share data)
                                     (unaudited)

                                                    Three Months Ended              Six Months Ended
                                                    ------------------              ----------------
                                                  Sept. 27,      Sept. 28,      Sept. 27,      Sept. 28,
                                                    1997           1996           1997           1996
                                                  ---------      ---------      ---------      ---------
Net income                                        $  14,930        $10,460        $29,098        $20,908
                                                  ---------        -------        -------        -------
                                                  ---------        -------        -------        -------
Weighted average common stock and
  common stock equivalents:

    Common stock                                     23,216         22,319         23,111         22,253
    Options and warrants                                766            311            749            389
                                                  ---------        -------        -------        -------

                                                     23,982         22,630         23,860         22,642
                                                  ---------        -------        -------        -------
                                                  ---------        -------        -------        -------

Net income per share                              $    0.62        $  0.46        $  1.22        $  0.92
                                                  ---------        -------        -------        -------
                                                  ---------        -------        -------        -------


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